UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2007

Newpark Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	001-02960	72-1123385
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 Research Forest Drive, Suite 100, The Woodlands, Texas		77381
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-465-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Newpark Resources, Inc. (the "Company") announced in a press release on April 13, 2007 that it has reached settlements with the plaintiffs in shareholder class action and derivative litigation. The terms of the agreement provide for a full and complete settlement of all claims in the litigation. As in all shareholder class and derivative actions, the settlement is subject to court approval. Once approved, the settlements, which include no admission of liability or wrongdoing by the Company or other defendants, will resolve all class and derivative litigation against the Company, its former and current directors, and former officers.

The press release also announces that the Company has been notified by the Atlanta Regional Office of the Securities and Exchange Commission that is has opened a formal investigation into the Company's restatement of earnings. The Company continues to cooperate with the Securities and Exchange Commission in its investigation.

A copy of the Company’s press release is attached hereto as Exhibit 99.1. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

Item 9.01 Financial Statements and Exhibits.

c. Exhibits

99.1 Press Release dated April 13, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newpark Resources Inc.

April 13, 2007	By:	James E. Braun

Name: James E. Braun
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 13, 2007.